UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830, Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreement.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-10.1

ITEM 1.01 Entry Into Material Definitive Agreement.
On April 30, 2009, DRI Corporation (the “Company”) entered into a Second Extension Agreement (the “Second Extension Agreement”) with Digital Audio Corporation (“DAC”) with respect to that certain Promissory Note issued on April 30, 2007 (the “Note”) by DAC in the original principal amount of $344,184.50. Under the terms of the Second Extension Agreement, the second principal payment date under the Note, which was originally scheduled for April 30, 2009, has been extended until July 30, 2009 with interest to continue as set forth under the Note. All other terms of the Note remained unchanged and in effect.
ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Extension Agreement, dated as of April 30, 2009, by and between DRI Corporation and Digital Audio Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: May 6, 2009

DRI CORPORATION
By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Vice President, Chief Financial Officer, Secretary, and Treasurer